Registration Nos. 333-180531

333-187368

333-195991

333-204162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

CafePress Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3342816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11909 Shelbyville Road Louisville, Kentucky	40243
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2012 Stock Incentive Plan

Employee Stock Purchase Plan

2004 Amended and Restated Stock Incentive Plan

1999 Equity Incentive Plan

(Full title of plan)

Ekumene M. Lysonge

Vice President, General Counsel & Secretary

11909 Shelbyville Road

Louisville, Kentucky 40243

(Name and address of agent for service)

(502) 995-2229

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

DEREGISTRATION OF SECURITIES

CafePress Inc. is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 in connection with the following Form S-8 Registration Statements: Registration No. 333-180531, Registration No. 333-187368, Registration No. 333-195991 and Registration No. 333-204162 (the “Registration Statements”). This Post-Effective Amendment No. 1 to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf in reliance on Rule 478 under the Securities Act of 1933 by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 13th day of November 2018.

CafePress Inc.

By:	/s/ Phillip L. Milliner
Name:	Phillip L. Milliner
Title:	Chief Financial Officer